Exhibit 107

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Kelly Services, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $1.00 per share	Other (1)	4,814,171(2)	$12.55(1)	$60,417,846.05	0.00015310	$9,249.97

Total Offering Amounts					$60,417,846.05		$9,249.97

Total Fee Offsets							$—

Net Fees Due							$9,249.97

(1)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Class A common stock on the Nasdaq Global Select Market on May 12, 2025, which date is within five business days prior to filing this registration statement.

(2)

Represents Class A common stock that is authorized for issuance under the Kelly Services, Inc. 2025 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares of Class A common stock that may become issuable pursuant to the anti-dilution provisions of the Plan.